UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 8, 2016

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Avon Court, #4 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

RestorGenex Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2016, Diffusion Pharmaceuticals Inc. (formerly known as RestorGenex Corporation) (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Charter Amendment amended the Company’s Certificate of Incorporation to effect a change of the Company’s corporate name from “RestorGenex Corporation” to “Diffusion Pharmaceuticals Inc.” (the “Name Change”). The Name Change was approved by the Company’s board of directors on January 8, 2016.

In connection with the Name Change, the Company also amended its bylaws (the “Bylaws Amendment”) to reflect the new corporate name. A copy of the Bylaws Amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 – Other Events

In connection with the Name Change, the new CUSIP number for the Company’s common stock is 253748 107.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1

Certificate of Amendment of the Certificate of Incorporation of Diffusion Pharmaceuticals Inc. (f/k/a RestorGenex Corporation), as filed with the Secretary of State of the State of Delaware on January 8, 2016.

3.2	Certificate of Amendment to Bylaws of Diffusion Pharmaceuticals Inc. (f/k/a RestorGenex Corporation), dated January 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2016	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer